U.S.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FORTRESS VALUE ACQUISITION CORP. III

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-2761402
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A common stock and one-fifth of one Warrant	The New York Stock Exchange

Class A common stock, par value $0.0001 per share	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-250817

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and redeemable warrants to purchase Class A common stock, of Fortress Value Acquisition Corp. III (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-250817), originally filed with the Securities and Exchange Commission on November 20, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-250817), filed with the Securities and Exchange Commission on November 20, 2020).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250817), filed with the Securities and Exchange Commission on December 23, 2020).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-250817), filed with the Securities and Exchange Commission on November 20, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250817), filed with the Securities and Exchange Commission on December 23, 2020).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250817), filed with the Securities and Exchange Commission on December 23, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250817), filed with the Securities and Exchange Commission on December 31, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250817), filed with the Securities and Exchange Commission on December 31, 2020).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250817), filed with the Securities and Exchange Commission on December 23, 2020).

10.4	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with the Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-250817), filed with the Securities and Exchange Commission on December 23, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORTRESS VALUE ACQUISITION CORP. III

Date: January 4, 2021	By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: Chief Executive Officer, Director